UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2025

REPLIMUNE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38596	82-2082553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Unicorn Park Drive

Suite 303

Woburn, MA 01801

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 222-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 5, 2025, Replimune Group, Inc. (the “Company”) entered into a registration rights agreement (the “Affiliate Registration Rights Agreement”) with 667, L.P. and Baker Brothers Life Sciences, L.P. (collectively, the “BBA Funds”), as more particularly described below under the heading “Affiliate Registration Rights Agreement” in Item 5.02 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Michael Goller

On March 5, 2025, the Company’s Board of Directors (the “Board”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee (the “NCGC Committee”), (i) increased the size of the Board from nine members to ten, and (ii) appointed Michael Goller to the Board, effective immediately. The appointment of Mr. Goller as a member of the Board fills the vacancy created by the Board’s decision to increase the size of the Board from nine members to ten. Mr. Goller will serve as a Class I director until the Company’s 2025 annual general meeting of shareholders and until his successor has been duly elected and qualified or until his earlier death, resignation or removal.

No arrangement or understanding exists between Mr. Goller and any other person pursuant to which Mr. Goller was selected as a director of the Company. Mr. Goller does not have any family relationships with any of the Company’s directors or executive officers. Since March 31, 2024, Mr. Goller did not have any direct or indirect material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than the following:

(i)	In June 2024, the BBA Funds participated in the Company’s private placement transaction (the “Private Placement”), pursuant to which the Company sold (a) 5,668,937 shares of the Company's common stock (“Common Stock”), at an offering price of $8.82 per share, and (b) to the BBA Funds pre-funded warrants to purchase 5,669,578 shares of Common Stock at an offering price of $8.819 per pre-funded warrant. The Company received aggregate net proceeds in the Private Placement of approximately $96.7 million after deducting placement agent fees and other offering expenses payable by the Company of approximately $3.3 million.

(ii)	In November 2024, the BBA Funds participated in the Company’s underwritten public offering of its securities, pursuant to which the Company issued and sold (a) 8,538,377 shares of Common Stock at a public offering price of $13.00 per share, and (b) to the BBA Funds pre-funded warrants to purchase 3,846,184 shares of Common Stock at a public offering price of $12.9999 per pre-funded warrant. The offering resulted in net proceeds to the Company of approximately $156.0 million after deducting fees and expenses of approximately $5.0 million.

While Mr. Goller is an employee of Baker Bros. Advisors LP, the investment adviser of the BBA Funds, the Board has determined that Mr. Goller is “independent” in accordance with applicable rules of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market. Mr. Goller will serve as a member of the Board’s NCGC Committee.

In connection with his service on the Board and the NCGC Committee, Mr. Goller will receive an annual cash retainer of $45,000 and $5,000, respectively, in each case, prorated based on the date of his appointment. In addition, Mr. Goller received a grant of a nonqualified stock option to acquire 64,000 shares of Common Stock at an exercise price of $12.29, the closing price of one share of Common Stock on March 5, 2025, as reported on the Nasdaq Global Select Market. The option will vest and become exercisable as to 25% of the shares on March 5, 2026 and the balance of the shares will vest in a series of 24 approximately equal monthly installments thereafter.

Additionally, Mr. Goller and the Company entered into a customary indemnification agreement, a form of which has been previously filed with the SEC, effective as of March 5, 2025.

Affiliate Registration Rights Agreement

In connection with the appointment of Mr. Goller to the Board, the Company entered into the Affiliate Registration Rights Agreement with the BBA Funds. Pursuant to the Affiliate Registration Rights Agreement, the BBA Funds are entitled to certain resale registration rights with respect to shares of Common Stock issued or issuable upon the exercise or conversion of any other securities (whether equity, debt or otherwise) now owned or subsequently acquired by the BBA Funds (collectively, the “Baker Registrable Securities”), subject to certain specified exceptions, conditions and limitations as set forth in the Affiliate Registration Rights Agreement.

Under the Affiliate Registration Rights Agreement, following a request by the BBA Funds, the Company is obligated to file a resale registration statement on Form S-3, or other appropriate form, covering the Baker Registrable Securities. The Company has agreed to file such resale registration statement as promptly as reasonably practicable following such request, and in any event within 60 days of such request. The Company’s obligations to file such registration statement are subject to specified exceptions, and suspension and deferral rights as are set forth in the Affiliate Registration Rights Agreement. Under specified circumstances, the Company may also include securities of the Company in any such registration statement. Under the Affiliate Registration Rights Agreement, the BBA Funds also have the right to one underwritten offering per calendar year, but no more than three underwritten offerings in total and not more than two underwritten offerings or “block trades” (as defined in the Affiliate Registration Rights Agreement) in any calendar year, to effect the sale or distribution of the Baker Registrable Securities, subject to certain exceptions, conditions and limitations. The Affiliate Registration Rights Agreement also requires the Company to pay certain expenses relating to such registrations and to indemnify the BBA Funds against certain liabilities.

The foregoing description of the Affiliate Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Affiliate Registration Rights Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Registration Rights Agreement, dated March 5, 2025, by and among the Company and 667, L.P. and Baker Brothers Life Sciences, L.P.
104	Cover page interactive data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIMUNE GROUP, INC.

Date: March 7, 2025	By:	/s/ Sushil Patel
Sushil Patel
Chief Executive Officer